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                                                                     EXHIBIT 5.1




                              Harry B. Sands & Co.
                                 P.O. Box N-624
                                 Nassau, Bahamas



                                  22 June 2000



Steiner Leisure Limited
Suite 104A,
Saffrey Square,
Nassau, The Bahamas



Dear Sirs,



         RE:      FORM S-3 REGISTRATION STATEMENT



         We have acted as Bahamian counsel to Steiner Leisure Limited, a company incorporated under the laws of the Commonwealth of The Bahamas (the "Company"), in connection with a Registration Statement on Form S-3 (no. 33-39174) (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933 as amended (the "Act"), for the registration of 35,744 common shares of $.01 par value, of the Company (the "Selling Shareholder Shares") being sold by the selling shareholders identified in the Registration Statement (the "Selling Shareholders").



         In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purpose of this opinion, including the current Memorandum and Articles of Association of the Company.



         Based on the forgoing, we are of the opinion, as follows:



         1. The Company is a validly existing corporation under the laws of Commonwealth of The Bahamas; and



         2. The Selling Shareholder Shares have been validly issued to the Selling Shareholders as fully paid and non-assessable.





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                                     OPINION



                                  22 JUNE 2000



Page 2



         This opinion is limited to the laws of the Commonwealth of The Bahamas at the date of this opinion, and no opinion is expressed to the laws of any other jurisdiction other than that of the Commonwealth of The Bahamas.



         We hereby consent to the filing of this opinion as part of the Registration Statement and to the use of our name therein and in the Prospectus under the captions "Risk Factors--We are not a United States Company and, as a Result, There are Special Risks" and "Legal Matters."



                                                   Yours faithfully,

                                                   HARRY B. SANDS & COMPANY

                                                   /s/ BRYAN A. GLINTON
                                                   ----------------------------
                                                   Bryan A. Glinton